                                                                   EXHIBIT 10.18


                         SIMIONE CENTRAL HOLDINGS, INC.
                   1997 NONQUALIFIED FORMULA STOCK OPTION PLAN


         THIS INDENTURE is made effective the 1st day of January, 1997, by Simione Central Holdings, Inc., a Georgia corporation (hereinafter called the "Company");

                                  INTRODUCTION

         The Company is adopting the Simione Central Holdings, Inc. 1997 Nonqualified Formula Stock Option Plan (the "Plan") to provide nonemployee directors with non-qualified stock options ("Options"). The Board of Directors of the Company believes this Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations of and for shaping and carrying out the long term plans of the Company, thus facilitating the continued growth and financial success of the Company.

                         SIMIONE CENTRAL HOLDINGS, INC.
                   1997 NONQUALIFIED FORMULA STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1  DEFINITIONS.....................................................  1

SECTION 2  ADMINISTRATION..................................................  1

SECTION 3  ELIGIBILITY.....................................................  2

SECTION 4  SHARES SUBJECT TO PLAN..........................................  2

SECTION 5  FORMULA AND TERMS AND CONDITIONS................................  2

SECTION 6  TERM OF PLAN....................................................  3

SECTION 7  INDEMNIFICATION OF COMMITTEE....................................  4

SECTION 8  AMENDMENT AND TERMINATION OF THE PLAN...........................  4

SECTION 9  NO OBLIGATION TO EXERCISE OPTION................................  4

SECTION 10  ADJUSTMENT IN OPTION SHARES AND EXERCISE PRICE.................  4

SECTION 11  WITHHOLDING TAXES..............................................  5

SECTION 12  RIGHTS AS A STOCKHOLDER........................................  5

SECTION 13 GOVERNING LAW...................................................  5

                              SECTION 1 DEFINITIONS

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1 "Act" means the Securities Exchange Act of 1934.

         1.2 "Affiliate" means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

         1.3 "Agreement" means a stock option agreement, which is an agreement subject to the terms of the Plan.

         1.4 "Board of Directors" means the Board of Directors of the Company.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Committee" means the committee appointed by the Board of Directors to administer the Plan.

         1.7 "Director" means a director of the Company.

         1.8 "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act and any consultant retained to provide services (other than in the capacity of a director) to the Company or an Affiliate.

         1.9 "Option" means an option to purchase Shares of the Company granted pursuant to and in accordance with the provisions of the Plan.

         1.10 "Optionee" means a Director who is granted an Option pursuant to and in accordance with the provisions of the Plan.

         1.11 "Option Shares" means Shares subject to and issued pursuant to an exercise of an Option granted under the Plan.

         1.12 "Share" means a share of Common Stock of the Company and/or any share or shares of stock of another corporation or corporations issued in exchange for a share of Common Stock of the Company as a result of a merger, consolidation or other adjustment to the capital structure of the Company.


                            SECTION 2 ADMINISTRATION

         2.1 Delegation to Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board of Directors. The Committee shall consist of at least one or more members of the Board of Directors who have not received a grant of an Option under the Plan which remains outstanding and who are not currently eligible to receive a grant of an Option under the Plan. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

         2.2 Committee Actions. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee which a majority of the Committee members attend.

         2.3 Finality. The Committee shall have the authority in its sole discretion to interpret the Plan, to grant Options under and in accordance with the provisions of the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan or Agreements thereunder, except to the extent such powers are herein reserved by the Board of Directors. All actions of the Board of Directors and the Committee shall be final, conclusive, and binding upon the Optionees. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant of an Option thereunder.


                              SECTION 3 ELIGIBILITY

         Directors who are not Employees shall be eligible to receive Options under the Plan on the terms and subject to the restrictions hereinafter set forth.


                        SECTION 4 SHARES SUBJECT TO PLAN

         4.1 The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 50,000 Shares. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan.

         4.2 In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

         4.3 In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be subjected to Options under this Plan.


                   SECTION 5 FORMULA AND TERMS AND CONDITIONS

         5.1 Each person who is not an Employee and first becomes a Director in 1996 or thereafter shall be granted an Option to purchase 10,000 Shares on the date specified by the Committee, but in no event later than thirty (30) days after the person becomes a Director.

         5.2 Each Director who is not an Employee will receive an annual grant equal to -0- Shares on the January 1 of each year he serves as a Director who is not an Employee.

         5.3 The exercise price of each share granted pursuant to an Option shall be the Fair Market Value of a Share on the day the Option is granted, or if there is no reported closing price on such date, the reported closing price for the first day immediately preceeding the date of grant for which a closing price has been reported. "Fair Market Value" means:

                           (1) the closing price at which Shares shall have been
                  sold on the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

                           (2) if Shares are not traded on a securities
                  exchange, but are reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for the last business day prior to that date as published in The Wall Street Journal,

                           (3) if such market information is not published on a
                  regular basis, the average of the high bid and low asked prices of Shares in the over-the-counter market on that date, or if there are no reported prices on such date, the reported average of such prices of the Shares for the first date immediately preceeding the date of grant for which such prices were reported by the Nasdaq reporting service, or

                           (4) if Shares are not publicly traded, as determined
                  in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than incentive stock options, Fair Market Value of the Shares may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the Shares (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

         5.4 Each Option granted pursuant to this Plan shall be authorized by the Committee, shall be evidenced by an Agreement and shall be subject to such additional terms as set forth in the Agreement.


                             SECTION 6 TERM OF PLAN

         The Plan shall be effective on the date hereof and shall continue to be effective until ten (10) years following the earlier of the effective date of the Plan or the date the stockholders approve the Plan, unless sooner terminated by the Board of Directors pursuant to Section 8 hereof. The Company shall submit the Plan to its stockholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors.

                     SECTION 7 INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of its duties; provided that promptly after institution of the action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.


                 SECTION 8 AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, optionees or eligible employees or directors are subject. No amendment or termination of the Plan shall adversely affect the rights of an optionee with regard to his Options without his consent.


                   SECTION 9 NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.


            SECTION 10 ADJUSTMENT IN OPTION SHARES AND EXERCISE PRICE

         If (i) the number of Shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, or (ii) the Company engages in a transaction for which the Committee determines an adjustment is appropriate, then the Committee may make an adjustment in the number and kind of Shares available for the granting of Options under the Plan. In addition, the Committee may, in its sole and absolute discretion, make an adjustment in the number, kind and price of Shares as to which outstanding Options, or the portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest is maintained as before the occurrence of the event. The adjustment in outstanding Options will be made without change in the total price applicable to the unexercised portion of the Option and, if necessary, with a corresponding adjustment in the Option price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Committee under this Section shall be conclusive.

         Notwithstanding the foregoing paragraph, the Committee shall have the right to terminate the Options granted under the Plan in consideration of the payment to the Optionees of the difference between (a) and (b) where (a) equals the then Fair Market Value of the Option Shares to the extent vested and (b) equals the Option price of the Option Shares to the extent vested. Alternatively, upon termination of an Option granted under the Plan, the Committee may grant the Optionee a substitute option to acquire an equity interest in an Affiliate in the manner set forth in an Agreement.


                          SECTION 11 WITHHOLDING TAXES

         Whenever the Company proposes or is required to issue Shares to an optionee who is or was an employee of the Company or a Subsidiary, or to his legatee or legal representative under this Plan, pursuant to the exercise of an Option granted under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, prior to the delivery of any certificate or certificates for such Shares. An optionee must pay the withholding tax in cash or by certified check or by the Company deducting a sufficient number of Shares from the Option Shares issued to satisfy withholding taxes, in accordance with the Agreement.


                       SECTION 12 RIGHTS AS A STOCKHOLDER

         An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.


                            SECTION 13 GOVERNING LAW

         The laws of the State of Georgia shall govern this Plan.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.

                                    SIMIONE CENTRAL HOLDINGS, INC.


                                    By: /s/ Gary M. Bremer
                                        ----------------------------------------

                                    Title: Chairman/CEO
                                           -------------------------------------
ATTEST:


By: /s/ James A. Tramonte
    --------------------------

Title: Secretary
       -----------------------
      [CORPORATE SEAL]